As filed with the Securities and Exchange Commission on September 29, 2000
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            FRISBY TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                                     62-1411534
 (State of Incorporation)               (I.R.S. Employer Identification Number)

                             3195 Centre Park Blvd.
                             Winston-Salem, NC 27107
                                 (336) 784-7754
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                -----------------
                                   Greg Frisby
                             Chief Executive Officer
                             3195 Centre Park Blvd.
                             Winston-Salem, NC 27107
                                 (336) 784-7754
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With copies to:

                             Norman Friedland, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                            Telephone (516) 663-6600
                            Facsimile (516) 663-6641

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                   Proposed         Proposed
                                                                    Maximum          Maximum           Amount of
Title of Each Class of Securities            Amount to be          Offering         Aggregate         Registration
Being Registered                              Registered           Price per        Offering            Fee(1)
                                                                    Share(1)         Price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(2)...................                     100,000            $3.9062          $390,620          $103.13
---------------------------------------------------------------------------------------------------------------------
Total......................                     100,000            $3.9062          $390,620          $103.13
=====================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices per share of the Common Stock reported on the NASDAQ-NMS on September 26, 2000, which was $3.9062.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

================================================================================

                              FRISBY TECHNOLOGIES, INC.

                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K
              Between Registration Statement and Form of Prospectus


         Item Number and Heading                                       Caption in Prospectus
         -----------------------                                       ---------------------

1.       Forepart of the Registration Statement
         and Outside Front Cover of Prospectus                Outside Front Cover of Prospectus

2.       Inside Front and Outside Back Cover
         Pages of Prospectus.......................           Inside Front and Outside Back Cover Pages of Prospectus

3.       Summary Information, Risk Factors,
         and Ratio of Earnings to Fixed
         Charges.....................................         Prospectus Summary; The Company; Risk Factors;
                                                              Summary Consolidated Financial Information

4.       Use of Proceeds............................          Use of Proceeds

5.       Determination of Offering Price.........             Outside Front Cover Page of Prospectus

6.       Dilution.....................................        Not Applicable

7.       Selling Security Holders.................            Selling Security Holders

8.       Plan of Distribution.......................          Inside Front Cover; Plan of Distribution

9.       Description of Securities to be
         Registered..................................         Description of Securities

10.      Interests of Named Experts and
         Counsel.....................................         Legal Matters and Experts

11.      Material Changes.........................            Recent Developments

12.      Incorporation of Certain Information
         by Reference...............................          Incorporation of Certain Information by Reference

13.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities...................................       Not Applicable

                Subject to Completion, dated September 29, 2000.


                              P R O S P E C T U S


      This Prospectus covers an aggregate of 100,000 Shares of Common Stock


                            FRISBY TECHNOLOGIES, INC.



     This Prospectus covers an aggregate of 100,000 shares of Common Stock, $.001 par value (the "Shares") of Frisby Technologies, Inc. (the "Company"), which when issued and outstanding will be sold by certain selling security holders (the "Selling Security Holders").




                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  THE DATE OF THIS PROSPECTUS IS SEPTEMBER 29, 2000.
                           --------------------------

     The Common Stock is listed on the SmallCap Market of the Nasdaq Stock Market ("Nasdaq") under the symbol "FRIZ," and on the Boston Stock Exchange under the symbol "FRZ". On September 26, 2000, the closing bid and asked prices for the Common Stock as reported on Nasdaq were $3.7812 and $4.0312, respectively. See "Price Range of Common Stock and Certain Market Information," as set forth in the Form 10-KSB for the fiscal year ended December 31, 1999.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Everett McKinley Dirkson Building, 210 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following  documents,   heretofore  filed  by  the  Company  with  the
Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

         1. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000;

         2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000;

         3. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; and

         4. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999

     Each document filed  subsequent to the date of this Prospectus  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Frisby Technologies, Inc. 3195 Centre Park Blvd., Winston-Salem, NC 27107. The Company's telephone number is (336) 784-7754.

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus and the Company's Report on Form 10-KSB for the fiscal year ended December 31, 1999 and the Forms 10-QSB for the quarters ended June 30, 2000, March 31, 2000, and September 30, 1999 (the "Forms 10-QSB"), which are incorporated herein by reference. The summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this Prospectus and Forms 10-KSB and 10-QSB. Each prospective investor is urged to read this Prospectus and the Form 10-KSB and Forms 10-QSB in their entirety.

     Certain statements in this Prospectus contain forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements, and reported results should not be considered an indication of future performance. Those potential risks and uncertainties include without limitation; the need for further development of certain Frisby Technologies' products and markets, the development of alternative technologies by third parties, the uncertainty of the future economic environment, and the uncertainty of market acceptance and demand for the Company's products in the future.

     The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements.

                                   THE COMPANY
GENERAL

     Frisby Technologies, Inc (the "Company" or "Frisby") is a developer and marketer of innovative branded thermal management products for use in a broad range of consumer and industrial products. The Company's patented and branded products - ComforTemp(R) DCC(TM) insulating and cooling materials and Thermasorb(R) thermal additives - provide thermal regulating benefits in both hot and cold environments. The Company's current products are used in such end-products as gloves, boots, athletic footwear, fashion apparel, performance outerwear and home furnishings. In addition, further applications are currently being identified with potential licensee/customers in the fields of medical devices, temperature controlled packaging, and automotive interiors.

     The Company believes that its thermal management technology is the first to combine the two distinct technologies of thermal management - phase change materials ("PCMs") and microencapsulation to effect meaningful thermal performance improvements within applications across broad markets. Thermal management is the process by which the temperature of various materials can be controlled or manipulated. PCMs are materials that change from liquid to solid and solid to liquid as they release or absorb heat. Through the selection of PCMs, the Company has the ability to control the temperature at which the phase change occurs. Microencapsulation is the enclosing of PCMs inside a microscopic shell to maintain the integrity of the enclosed materials. Microencapsulation permits PCMs to be imbedded into a variety of host materials.

Products

     The Company's thermal management products consist of a series of thermal additives, which the Company sells under the brand name of Thermasorb(R), and host materials containing Thermasorb(R) which are sold under the brand name of ComforTemp(R) DCC(TM). Thermasorb(R) additives improve the thermal storage capacity of such host materials as foams, fabric packages, gels, plastics and rubber. In addition, these products address the expanding need for improved thermal management capabilities in a wide variety of commercial products. In response to the requirements of its licensee/customers, the Company has developed applications of its products in other host materials such as epoxy resins, gels, paints and composite materials.

     Thermasorb(R) additives are a series of thermal management materials developed using the latest advances in microencapsulation technology. Thermasorb(R) MicroPCMs are micron-sized particles in the form of a dry free-flowing powder, consisting of a heat absorbing core material encapsulated within Minnesota Mining and Manufacturing Company's ("3M") proprietary, durable shell wall. Thermasorb(R) additives can improve the thermal storage capacity of a variety of host materials, including liquid, foam, epoxy, composite materials, plastics and gels. For example, Thermasorb(R) additives incorporated into solid materials enable those materials to absorb up to ten times more heat than traditional insulating materials. Thermasorb(R) additives are currently commercially available in a variety of temperature settings ranging from 43(degree)F to 122(degree)F. The variety of the Company's Thermasorb(R) additives allows for an engineered solution for a multitude of thermal requirements.

     ComforTemp(R)DCC(TM) products can be fabricated in different ways to have the ability to retain or exclude heat thereby maintaining a more constant temperature. ComforTemp(R)DCC(TM) materials recharge naturally depending on the individual level of physical activity or other external conditions. For cold weather apparel products, the greatest asset of ComforTemp(R)DCC(TM) is the ability to retain body heat during periods of activity and to release the heat back to the individual during periods of inactivity when the body is most in need of warmth. For hot weather products, ComforTemp(R) DCC(TM) can be used to facilitate the regulation of body heat generated during activity thereby providing a cooling effect. By transforming a substance into a ComforTemp(R)DCC(TM) enhanced material, the natural qualities of the host material are complimented while producing a substance with thermal management qualities.

Foams and Fabric Packages

     ComforTemp(R)DCC(TM) products are lightweight, breathable materials which have the added capability of wicking away moisture while maintaining comfort in extreme hot or cold climates. For cold weather apparel products, the greatest asset of ComforTemp(R)DCC(TM) is its ability to retain body heat during periods of activity and to release the heat back to the individual during periods of inactivity, when the body is most in need of warmth. This process is reversible. For hot weather products, ComforTemp(R)DCC(TM) can be used to facilitate the regulation of body heat generated during activity, thereby providing a cooling effect. ComforTemp(R)DCC(TM) can also be used as a therapeutic or "climate controlled" wrap for comfort or medical purposes.

     ComforTemp(R)DCC(TM) fabric packages are provided by the lamination or some alternative attachment of ComforTemp(R)DCC(TM) foams to a wide variety of fabrics. ComforTemp(R)DCC(TM) can be combined with a wide variety of high performance fabrics using traditional fabrication techniques, such as lamination and sewing. The choice of fabric is typically made by the Company's licensee/customers in cooperation with the Company. A typical fabric used with ComforTemp(R) DCC(TM) in performance winter apparel is polar fleece from mills such as Malden Mills and Dyersburg. For active sports apparel, many licensee/customers select fabrics with superior moisture management properties such as CoolMax(R) from DuPont or fabrics with 2-way and 4-way stretch -like Lycra(R) from DuPont.

     As a service to its licensee/customers, the Company may, from time to time, create fabric packages for the licensee/customers using one of the Company's approved laminators or fabricators, for which the Company receives a fee. Alternatively, the licensee/customers may have this process done by an approved fabricator.

         Other Host Materials

     ComforTemp(R)DCC(TM) gels, plastics and rubber compounds have also been developed. The Company's gels can either be free-flowing and flexible for use as a cold or warm compress or firm for use in footwear insoles or bike seat covers. Some of the gels are microwaveable and have been tested to provide prolonged warming compared to non-ComforTemp(R)DCC(TM) gels. The heated gels are useful for end products such as temperature sensitive packaging applications and for medical footwear inserts used by diabetes patients who typically suffer from cold extremities resulting from poor circulation.

         Finished Products

     The Company recently purchased substantially all of the assets of Steele & Associates ("Steele") and acquired Extreme Comfort, Inc. ("Extreme Comfort"). These two transactions enable the Company to sell finished products related to thermal management. For example, the Steele division of the Company markets and sells a line of micro-climate cooling vests under the SteeleVest(R) name. Extreme Comfort markets and sells a variety of electrically operated personal heating products under the Extreme Comfort(R) brand.

Purchasing

     The Company outsources all of its production needs for the core-phase change materials, Thermasorb(R) MicroPCM, and ComforTemp(R)DCC(TM) materials and anticipates that it will continue to do so for the foreseeable future. Currently, all of the Company's Thermasorb(R) additives are contract manufactured to specifications provided by the Company to 3M. The Company and 3M have entered into an arrangement that provides firm, fixed pricing for all of the Company's anticipated microcapsule production requirements pursuant to which the Company ensures its continuing access to such production capacity at acceptable terms. This arrangement requires certain minimum volume purchases. In the future, the Company may seek geographic diversity for its sources of Thermasorb(R).

     The Company currently relies upon three sources of foam in the U.S. and one in Europe.

     The Company monitors its products during each step of the manufacturing process for quality assurance purposes. Core PCM is tested to ensure that the quantity of heat the PCM can hold at different temperature levels adheres to the Company's product specifications. After encapsulation of core PCM, the shell wall is tested at 3M and validated by Frisby to ensure that the product satisfies its thermal requirements. The foam and other host products are tested prior to shipment to the Company's licensee/customers. Until the vendor has met certain quality assurance requirements, all testing is performed by the Company's quality assurance employees at the Company's North Carolina facility. For qualified, certified vendors, testing may be performed by third party representatives at the manufacturing site.

     The Company historically has not had material losses of inventory and has not experienced material losses due to cost and market fluctuations, overstocking or technology. The Company maintains certain minimal inventory requirements at every level of the manufacturing process (e.g. raw materials, intermediary materials and finished goods). This inventory is needed to satisfy scheduled customer orders as well as underanticipated requests and other potential sales opportunities.

Sales and Marketing

     Currently, the Company's strategy is based on (i) establishing relationships with world class market leaders for new product applications and launches, (ii) establishing ComforTemp(R)DCC(TM) as the recognized brand for dynamic climate control products, similar to GoreTex(R) (for waterproofing) and Thinsulate(TM) (for thermal insulation), and (iii) expanding through strategic industry alliances, joint ventures and cross-licensing of complementary products:

o Establishing relationships with market leaders for new product applications and launches:

     --   High-profile   licensee/customers  establish  credibility  for  Frisby
          brands

     --   Increase penetration with existing licensee/customers

     -- Revenue model includes significant product sales with increasing annual minimum purchase requirements

     -- Close collaboration with the Company's suppliers, licensee/customers and their customers that have requested expanded use of the Company's products

o Establishing ComforTemp(R)DCC(TM) as the recognized brand for dynamic climate control products:

     --   Similar to "Gore-Tex" or "Thinsulate" Co-Branding Models

     -- The Company's brands benefit significantly from national promotional campaigns of licensee/customers

     -- Cooperative advertising leverages the Company's promotional spending and accelerates brand recognition with consumers

     -- Cost effective use of the Internet and Quality Value Channel ("QVC") (where the Company's products are featured) help communicate brand and performance features to broad consumer base

o  Expanding  through   strategic   industry   alliances,   joint  ventures  and
cross-licensing of complementary products:

     -- Global sales alliances will dramatically increase the number of "feet on the street" selling for Company products

     -- Development alliances will help expand product offerings, reduce competition and accelerate time to market

     -- Short-term exclusive licenses with market leaders are designed to stimulate industry interest and target consumer support

     The Company seeks to enter into agreements with companies that have very strong brand names, excellent reputations for quality and performance and extensive and established sales and distribution networks. A typical license agreement with a licensee/customer: (i) identifies a defined end-use product area in which to develop and commercialize products; (ii) requires the strategic partner to purchase all of its requirements for ComforTemp(R)DCC(TM) materials from the Company; (iii) establishes minimum annual purchases of such materials;
(iv) grants to the strategic partner a license, which may or may not be exclusive, to use the Company's name and trademarks in conjunction with the products produced; and (v) establishes a high level of quality control to ensure each end product meets the Company's performance and quality standards.

     The Company's strategic partners are also required to co-brand the Company's products by including the Company's trademarks in all their marketing materials, point of sale displays, and sales promotion efforts for end-use products incorporating the Company's products. If necessary, the Company grants exclusivity for a limited period of time in order to establish relationships with market share leaders committed to pioneering the commercialization of certain specific end-use products to create demand for the Company's products, typically in a new field of use.

     The Company does a significant amount of business with a limited number of licensee/customers. Total revenues from the top two licensee/customers during each period comprised approximately 26% (14% and 12%) and approximately 53% (35% and 18%) of the Company's total revenues for the years ended December 31, 1999 and 1998, respectively. It is anticipated that this concentration will decline significantly with expanded revenues.

Advertising

     In addition to the coordinated efforts with licensee/customers, the Company uses a variety of communication tools in order to build brand name recognition of its Thermasorb(R) and ComforTemp(R)DCC(TM) products and trademarks. These include use of advertising in trade and consumer media, public relations professionals, direct mail, in-store displays and the Internet. Total expenses related to communication in 1999 and 1998 were $1,470,000 and $1,360,000, respectively. The Company has recently updated its Internet sites on the World Wide Web at www.frisby.com and www.comfortemp.com. These web sites provide information which end-users of the Company's products may use in conjunction with their own web sites. The Company has recently created the (multi-lingual) www.steele.com web site, the Company's first effort in e-commerce, where complete cooling garments are offered directly to the consumer. The Company is also generating sales with the web site www.extremecomfort.com. The sites promote the Company's products and brands as well as its licensees' products. The Company also attends and exhibits its products at numerous tradeshows during the year.

Research and Development

     Beginning in 1997, the product development focus shifted more towards commercialization of its product and related applications and away from government funded projects. The Company currently maintains several employees devoted to new applications and improvements to the Company's core technology. This effort is supplemented by existing and potential suppliers and licensee/customers of the Company's products who are developing new materials and processes within the field of their respective licenses, i.e., gels, foams, etc. The Company's license agreements provide it with at least joint ownership of any new intellectual property developed by its licensee/customers

Patents/Intellectual Property

     The Company signed an exclusive license agreement in 1995 with Triangle Research and Development Corporation ("TRDC") which holds innovative proprietary technology in microencapsulated and thermal management technologies and with which the Company had an existing agreement since 1991. The license gives the Company the exclusive worldwide right to develop and commercialize this technology with respect to certain applications in exchange for certain royalty payments. In order to expand its rights in the TRDC technology, in January 1998, the Company entered into an agreement with Outlast Technologies, Inc.
("Outlast") which expands the rights of the Company to include certain combinations of the Company's products with fibers and fabrics. In September 1998, the Company entered into an agreement with TRDC that reduced the Company's royalty rates. Additionally, the Company has been assigned TRDC's right to their original license agreement for fabrics with Outlast. This assignment will result in the Company receiving royalty income from Outlast subject to certain obligations to TRDC.

     The following table sets forth information regarding the patents currently owned by or licensed to the Company.(1)


                                                                                        Patent Expiration
Date of Patent    Patent Number      Description                       Industry                  (year)
--------------    -------------      -----------                       --------                  ------

2/28/89           4,807,696         Thermal Energy Storage             Automotive,               2006
                                    Apparatus Using Encapsulated       Aerospace,
                                    PCMs.                              Electronics

3/27/90           4,911,232         Heat Transfer Using MicroPCM       Automotive                2007
                                    Slurries                           Computers, Electronics

4/16/91           5,007,478         MicroPCM Slurry Heat Sink          Computers, Electronics    2008

8/25/92           5,141,079         Cutting/Cooling Fluid              All Industries            2009

9/15/92           5,146,625         Cooling Vest                       All Industries            2009

7/6/93            5,224,356         Thermal Energy Absorbing and       Electronics               2010
                                    Conducting Potting Materials

3/1/94            5,290,904         Thermally Enhanced Heat Shields    Protective Apparel        2011

4/19/94           Des 346,063       Boot Warmer                        Footwear                  2011

4/26/94           5,305,471         Insulated Cooling Vest             All Industries            2011

11/22/94          5,366,801         Coated Fabric With Reversible      Protective Apparel        2011
                                    Enhanced Properties
5/16/95           5,415,222         Microclimate Cooling Garments      Protective Apparel        2012

1/16/96           5,484,448         Garment and Method for Cooling     All Industries            2013
                                    Body Temperature

3/19/96           5,499,460         Moldable Foam Insole with          Footwear                  2013
                                    Reversible Enhanced Thermal
                                    Storage

3/21/96           5,623,772         Foot-Warming System for a Boot     Footwear                  2013

6/10/97           5,637,389         Thermally Enhanced Foam            All Industries            2012
                                    Insulation

9/8/98            5,804,297         Thermal Insulating Coating         All Industries            2011
                                    Using MicroPCMs

1/14/98           0611330*          Coated Fabric With Reversible      All Industries            2013
                                    Enhanced Properties

9/1/99            0630195#          Moldable Foam Insole With          Footwear                  2013
                                    Reversible Enhanced Thermal
                                    Storage

# European Patent granted with respect to the invention covered by United States Patent No. 5,499,460

* European Patent granted with respect to the invention covered by United States Patent No. 5,366,801

(1) List only includes patents related to thermal management technologies. Other patents not related to non-core business were acquired as a part of the Extreme Comfort acquisition.

     The Company has registered the trademarks, Thermasorb(R) and ComforTemp(R), with the United States Patent and Trademark Office (the "PTO") and has applied for registration of the trademark, Comfort in the Extreme(TM), which application has been allowed by the PTO. Effective March 9, 1998, the Company received a registered Canadian trademark for ComforTemp(R). A trademark application has also been submitted for ComforTemp(R) in the European Community, as well as in most industrialized nations of the world including, among others, Japan, China, Russia and Korea.

     The Company and its partners have several patents pending and also intend to file for additional patents related to its technologies and products.

     In addition to its licenses and trademarks, the Company is developing considerable proprietary technology and trade secrets with respect to the selection of the raw material(s) to be used for the capsules' core materials, shell wall materials and the composition of the capsule which the Company believes accords it a considerable competitive advantage. The Company believes that significant barriers have been created for potential competitors by securing licenses under patents which grant and protect its rights to a wide variety of applications, spanning a broad spectrum of industries and end-use products. In order to further protect its proprietary trade secrets and know-how, the Company generally requires any person having access to such confidential information to execute an agreement whereby such person agrees to keep such information confidential.

Competition

     The Company's Thermasorb(R) additives and ComforTemp(R)DCC(TM) foams compete with a wide variety of natural and synthetic insulating products, including other applications of MicroPCMs and bulk PCMs, open and closed cell foams, synthetic insulators (e.g., Thinsulate(R)), fleece, wool and down. The Company believes that its ComforTemp(R)DCC(TM) foams offer significant benefits over natural and synthetic insulation materials and foams not containing MicroPCMs because of (i) the ability of the ComforTemp(R)DCC(TM) foam to absorb heat and release it when cooling occurs; (ii) its lightweight, low bulk characteristics; (iii) its durability; (iv) its rechargeability; (v) its ability to be customized to a particular temperature within a wide range of temperatures in a wide variety of applications; (vi) its minimal maintenance requirements; and (vii) its ability to be combined with other available heat management materials. The Company's products also have the capacity to function reversibly. Depending on the placement of the ComforTemp(R)DCC(TM) foam, it may be engineered to absorb, reject or regulate heat.

     The Company competes directly with Outlast in certain applications. The license granted to Outlast by TRDC permits it to market applications of fibers and fabrics with reversible enhanced thermal storage properties ("MicroPCM Fibers and Fabrics"). The Company believes that the principal area of competition with Outlast involves applications where MicroPCM Fibers or Fabrics less than 2mm thick may be used instead of combinations that include the Company's ComforTemp(R)DCC(TM) foam. The Company believes that products incorporating its ComforTemp(R)DCC(TM) foam will offer significant advantages over such fabric applications because fabrics will not have the sufficient mass of MicroPCMs to provide a significant thermal management solution.

     The Company competes with other companies, such as Phase Change Laboratories, Inc., that utilize bulk PCMs primarily for heat retention products. The Company believes Thermasorb(R) additives and ComforTemp(R)DCC(TM) foams offer superior performance characteristics compared to its competitors' products because microencapsulation obviates the need for containment of the PCM in a sealed bag or other packaging which may tear or leak resulting in contamination of the end product.

     The Company's products also compete with active mechanical and solid cooling alternatives (e.g., fans, conductive heat sinks) currently utilized for selected electronics and computer cooling applications and certain medical products. For these applications, Thermasorb(R) will compete within a fragmented product market comprised of specialty firms, including Aavid Thermal Technologies, Inc. and various smaller companies, including Advanced Ceramics Corporation, Thermacore, Inc., Chipcoolers, Inc. and Marlow Industries, Inc. The Company believes that Thermasorb(R) would be an effective means to enhance the performance of thermal solutions being provided by these and other firms, resulting in a fertile area for strategic partnerships within this segment of the industry.

Employees

     As of December 31, 1999, the Company employed approximately 32 full-time employees of which 5 were management personnel, 15 were sales personnel, 5 were product development personnel, 4 were administrative personnel, and 3 were inventory purchasing, quality assurance and warehouse personnel.

     Frisby was organized in 1989 and reincorporated under the laws of the State of Delaware in March 1998. The Company's executive offices are located at 3195 Centre Park Blvd., Winston-Salem, NC 27107 and its telephone number is (336) 784-7754.


RECENT EVENTS

Private Placement Offering Completed.

     On May 30, 2000 the Company completed a private offering ("May Private Offering") pursuant to Regulation D promulgated under the Securities Act of 1933 (the "Act") wherein the Company raised $4,000,000 in gross proceeds through the sale of 800,000 Units, each Unit comprised of (i) one share of Common Stock and
(ii) one warrant to purchase a share of Common Stock ("Unit Warrants"). The Unit purchase price was $5.00 per Unit. A total of 800,000 shares of Common Stock and Unit Warrants to purchase 800,000 shares of Common Stock were issued in connection with the May Private Offering. The Company received net proceeds from the May Private Offering of approximately $3,700,000. Substantially all of the proceeds have been and will be used for the purpose of developing and marketing the Company's ComforTemp(R) product, funding the Company's participation in a European joint venture, Schoeller Frisby Technologies GmbH, and for working capital. The Unit Warrants issued in the May Private Offering are exercisable at $7.00 per share and may be exercised during a five year period ending May 30, 2005. In connection with the May Private Offering, the Company agreed to use its best effort to file a registration statement with the Securities and Exchange Commission to effect the registration for sale under the Act of the shares of Common Stock and shares underlying the Unit Warrants sold in the May Private Offering.

THE COMPANY EXPECTS TO SHORTLY FILE A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO 800,000 SHARES OF COMMON STOCK AND 800,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS SOLD BY THE COMPANY IN THE MAY PRIVATE OFFERING.

     In connection with the May Private Offering, the Company issued to Janney Montgomery Scott, LLP ("JMS") and its designees, for services JMS provided as placement agent, warrants (the "Placement Agent Warrants") to purchase 80,000 shares of Common Stock. The Unit Warrants issued to JMS are exercisable at $6.00 per share and may be exercised during a five year period ending May 30, 2005. The Warrants issued to JMS contain certain anti-dilution provisions.

THE COMPANY EXPECTS TO SHORTLY FILE A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE 80,000 SHARES OF COMMON STOCK AND 80,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS ISSUED TO JMS OR ITS DESIGNEES.


Acquisition of Extreme Comfort.

     The Company acquired on October 14, 1999, all of the capital stock of Extreme Comfort, Inc. ("EC"), an Oregon corporation with its principal place of business in Eugene, Oregon.

     Pursuant to the terms of the Purchase Agreement, dated April 14, 1999, the Company acquired all of the capital stock of EC in exchange for 40,000 shares of common stock of the Company, for an aggregate purchase price of $210,000.

THE COMPANY EXPECTS TO SHORTLY FILE A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE 40,000 SHARES OF COMMON STOCK ISSUED TO SHAREHOLDERS OF EC.


Joint Venture with Schoeller Textil AG.

     On April 11, 2000 the Company and Schoeller Textil AG, one of the world's most recognized and innovative suppliers of high performance fabrics today announced the formation of Schoeller Frisby Technologies GmbH. This Switzerland-based joint venture will be the exclusive marketer, seller and distributor of ComforTemp(R) brand foams and fabrics and schoeller(R)-ComforTemp(R) brand textiles to all markets within Europe and to the US-based fashion industry.

     The venture expands upon the license agreement between the two companies that was announced in December 1998. Schoeller has established a strong base of over 50 customers for ComforTemp(R)-based products in the sports, fashion and performance apparel industries, including Andrew Marc, BMW, Bogner, Gucci, K-2, Pierre Cardin, Polo Ralph Lauren, Puma, and Reusch. The joint venture will now be the exclusive provider of ComforTemp(R) and schoeller(R)-ComforTemp(R) fabrics to all of these existing apparel customers. The venture is also expected to result in several important strategic and operational synergies:

O    Accelerated   developmentof  business  opportunities  within  new  European industrial, commercial and consumer markets.

O The broadening of the ComforTemp(R) and schoeller(R)-ComforTeemp(R) product ranges by combining the companies' marketing resources and technical expertise in the areas of textile design and thermal management to develop new products.

O    An  efficient,   focused,  and  coordinated  marketing  and  communications campaign and sales strategy in Europe.

     Frisby will include the venture's financial results with Frisby's consolidated financial statements. The effective date of the venture is January 1, 2000. The Chairman and CEO of the venture is Hans-Jurgen Huebner, president of Schoeller Textil, AG.

     Schoeller Frisby Technologies GmbH will also act as a non-exclusive agent of Frisby and Schoeller to market, distribute and sell certain products to manufacturers of end-use products for Asia, excluding Japan.

     Schoeller Textil, AG, located in Sevelen, Switzerand is a 130-year-old company that supplies innovative fabrics and technologies to a worldwide customer base for sports, fashion, industrial health and safety and industrial design.

                                  THE OFFERING

Common Stock Outstanding
         Prior to Offering (1) ............          6,576,288
Common Stock Outstanding
         After the Offering (2) ...........          6,676,288

Risk Factors ..............................          This Offering involves a high degree of risk.
                                                     See "Risk Factors."

Use of Proceeds ........................             The Company will receive no proceeds from the
                                                     sale of the Common Stock registered hereunder
                                                     by the Selling Security Holder.

Nasdaq Symbol .............................          FRIZ

Boston Stock Exchange Symbol...............          FRZ

---------------------

(1) Does not include (i) 1,250,000 shares of Common Stock reserved for issuance under the Company's Incentive Stock Option Plan, of which 750,000 shares have been reserved for currently outstanding options, (ii) 200,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan of which _____ shares have been issued.

(2) Assumes the exercise of all of the Options related to the 100,000 shares of Common Stock registered hereby. Does not include (i) 1,250,000 shares of Common Stock reserved for issuance under the Company's Incentive Stock Option Plan, of which 750,000 shares have been reserved for currently outstanding options, (ii) 200,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan of which _____ shares have been issued.

                                  RISK FACTORS

     The Securities offered hereby are speculative and involve a high degree of risk. The purchase of these Securities is suitable only for persons who can afford the risk of the loss of their entire investment. Prospective investors should carefully consider, among other things, the following risk factors before making an investment decision:

Losses and Possible Additional Financing

     For the years ended December 31, 1998 and 1999. The Company had net losses of $3,919,000, and $5,628,000, respectively. At December 31, 1999, the Company had working capital of $1,957,000 and an accumulated deficit of $10,615,000. The Company anticipates that it will continue to sustain losses through fiscal 2000 and utilize cash resources principally to pay for the Company's product development efforts, its acquisition of intellectual properties, and its anticipated selling, marketing and general administrative expenses.

     No assurance can be given that the Company will become profitable. In the event that the Company's plans change or its assumptions prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), the Company could be required to seek additional financing. The Company has no commitments for any future funding, and there can be no assurance that the Company will be able to obtain additional capital in the future or that the terms of such funding, if available, will be satisfactory to the Company. Additional equity financing by the Company may result in substantial dilution to the Company's stockholders, including purchasers of the Common Stock.

Company's Growth Strategy Dependent Upon Broad Market Acceptance

     The Company's strategy is to achieve and capitalize upon brand recognition of its thermal management technologies in high visibility markets. The Company's strategy assumes that its licensee/customers will regard the use of the Company's thermal management technologies in their products as providing enhanced value. Additionally, the Company's strategy is based upon certain assumptions regarding: the size of the thermal management products market (for consumer products and industrial products); the Company's anticipated share of these markets; the time factors involved in concluding satisfactory license agreements with licensee/customers; the timing of introductions of products featuring the Company's thermal products; the price at which the Company believes it will be able to sell its products; and consumer/customer demand for, and acceptance of the Company's products. To date, the Company's products have only been sold in the consumer marketplace, not in the industrial marketplace. No assurance can be given that the Company will achieve and/or maintain market acceptance in the industrial marketplace. The Company's targeted strategic partner base may not change the established thermal management technologies incorporated in their products and may not make the necessary investment to purchase the Company's products. Additionally, any revenues or profits which may be derived by the Company from its licensing and joint venture agreements will be substantially dependent upon the willingness and ability of the Company's licensee/customers and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on the Company's technologies.

Dependence Upon Intellectual Property; Technological Obsolescence

     The Company's business is dependent on the continued validity of the patents that it licenses and the effectiveness of its licenses to such patents. There can be no assurance that any steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation, that any patents or copyrights issued to the Company or its licensors will not be invalidated, circumvented or challenged, or that the rights granted thereunder will provide a competitive advantage. Claims alleging the invalidity of the Company's patents, even if unfounded, may have a material adverse effect on the commercialization of products or technologies based on such rights. The Company also relies on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology. In addition, laws of certain countries in which the Company's products are, or may be developed, manufactured or sold, may not provide the Company's products and intellectual property rights with the same degree of protection as the laws of the United States. Furthermore, there can be no assurance that others will not independently develop technologies similar or superior to the Company's technology and obtain patents, trademarks or copyrights thereon. In such event, the Company may not be able to license such technologies on reasonable terms, or at all. Although the Company believes that its products and technology do not infringe upon proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future. Moreover, litigation may be necessary to enforce the Company's rights under licensed patents, copyrights and other intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation, regardless of the outcome, could result in substantial cost and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations.

     In addition to patent protection, the Company seeks to protect its proprietary information through confidentiality and non-competition agreements with its employees, directors, licensee/customers, strategic partners, consultants, advisors and collaborators. There can be no assurance that such agreements will not be breached, that the Company will have adequate remedies for any such breach or that the Company's proprietary information will not otherwise become known to, or be independently developed by, the Company's competitors.

     There can be no assurance that the registered or unregistered trademarks of the Company do not infringe upon the rights of third parties or that third parties will not assert claims of infringement. The cost to defend such claims or the requirement to change any trademark (which would result in the loss of any goodwill associated with that trademark) could entail significant expense and have a material adverse effect on the Company's business, financial condition and results of operations.

     The thermal management products industry is characterized by rapid technological change and frequent introduction of new products and product enhancements which result in relatively short product life cycles and rapid product obsolescence. There can be no assurance that the Company will be able to identify and offer thermal management products necessary to remain competitive and avoid losses related to obsolete inventory or related drastic price reductions.

Dependence on a Limited Number of Vendors

     The Company relies upon three sources of foam in the United States and one in Europe, and expects to have at least one supplier in Asia. During 1999, the Company's primary U.S. foam producer was unable to produce certain ComforTemp(R)DCC(TM) foams at the price contracted. As a result, the Company has been purchasing this foam from the producer at cost. The Company believes that the inadequacies of this foam supplier in the United States have limited or reduced its revenues and margins during fiscal year 1999. As a result of management's efforts, the Company has recently contracted with new suppliers that utilize more efficient techniques and manufacturing processes, which reduce waste and improve quality.

     Currently, all of the Company's Thermasorb(R) additives are contract manufactured to specifications provided by the Company to 3M. The Company and 3M have entered into an arrangement that provides firm, fixed pricing for all of the Company's anticipated microcapsule production requirements pursuant to which the Company ensures its continuing access to such production capacity at acceptable terms. This arrangement requires certain minimum volume purchases. In the future, the Company may seek geographic diversity for its sources of Thermasorb(R).

     To date, the Company has not experienced significant difficulty in connection with the delivery of Thermasorb(R) additives. If for any reason the Company is unable or unwilling to establish long-term supply contracts with such suppliers or if any of its suppliers are unable to meet the Company's requirements, the Company could experience cost increases, a deterioration of services from its suppliers, or interruptions, delays or a reduction that may cause the Company to fail to meet delivery schedules to its licensee/customers which in turn may have a material adverse effect on the Company's business.

     The Company has two principal suppliers in the United States of the core, unencapsulated PCMs required for the manufacture of Thermasorb(R) additives which are able to supply PCMs in sufficient quantities and at competitive prices. Any unanticipated interruption of supply would have, at a minimum, a short-term material adverse effect on the Company. Any significant price increases in the Company's core materials may have a material adverse effect on the Company.

Product Liability Exposure and Availability of Insurance

     The development, testing, manufacturing, marketing and sale of the Company's products involve risks of allegations of product liability. While no product liability claims have been made against the Company to date, if such claims were made and adverse judgments obtained, whether directly against the Company or against one of the Company's strategic partners in connection with an end-use product incorporating the Company's products, such claims could have a material adverse effect on the Company's business, financial condition and results of operations. The Company presently maintains product liability insurance in the amount of $1,000,000 per claim with an annual aggregate limit of $2,000,000. In addition, the Company presently maintains umbrella product liability insurance coverage in the amount of $9,000,000 per claim with an annual aggregate limit of $9,000,000. There can be no assurance that such coverage is, or any new coverage will be, adequate or will continue to be available at an acceptable cost, if at all. A product liability claim, product recall or other claim with respect to uninsured liabilities or in excess of insurance coverage could have a material adverse effect on the Company's business, operating results and financial condition. The Company may seek to increase its insurance coverage in the future, although there can be no assurance that such increased coverage will be available from insurers or, if available, at terms acceptable to the Company.





                                 USE OF PROCEEDS

     The primary purpose of this Prospectus is to register the shares of our common stock that may be issuable upon the exercise of options issued to TRDC under a Purchase Agreement and the related Option Agreement between the Company and TRDC (the "Shares"). The Company Will not receive any of the proceeds from the sale of the Shares issuable upon the exercise of options issued to TRDC.

                          SELLING SECURITY HOLDERS AND
                   TRANSACTIONS WITH SELLING SECURITY HOLDERS

     The shares of our common stock to which this prospectus relates are being registered for re-offers and resales by Selling Security Holders who will acquire the relevant shares upon the exercise of options under the Intellectual Property Rights Purchase Agreement between the Company and TRDC. The Selling Security Holders named below may resell all, a portion or none of the relevant shares at any time.

     The table below sets forth, with respect to each selling Security Holder and based upon the information available to us as of September 27, 2000, the number of shares owned by each Selling Security Holder and the number of shares of our common stock that may be sold pursuant to this prospectus. We cannot assure you that any of the Selling Security Holders will sell any or all of the shares of common stock to which this prospectus relates.

Name of Registered                                                                               Shares Not
  Security Holder                  Shares Presently Owned                                       Being Registered
-------------------                 ----------------------                                       ----------------
                                                                       Shares Being
                                    Number     Percent                 Registered                Number            Percentage
                                    ------     -------                 -------------             ------            ----------
Triangle Research and
  Development Corporation           100,000       1.52%                   100,000                   0                  0




                            DESCRIPTION OF SECURITIES



TRANSFER AGENT

     The transfer agent and registrar of the Company's Common Stock is American Stock Transfer and Trust Co., 40 Wall Street, New York, New York 10005.

     The Company's authorized capital stock consists of 30,000,000 shares of Common Stock $.001 par value per share and 1,000,000 shares of preferred stock, $.001 par value per share.


Common Stock

     Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights. The shares of Common Stock sold by the Company in this Offering will be, when issued and paid for, fully paid and non-assessable. Each share of Common Stock is entitled to participate pro rata in distribution upon liquidation and to one vote on all matters submitted to a vote of stockholders. The holders of Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor. Holders of the Common Stock are entitled to elect all directors. At each annual meeting of the stockholders all of the directors will be elected. The holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

Preferred Stock

     The Board of Directors has the authority to cause the Company to issue without any further vote or action by the stockholders, up to 1,000,000 shares of Preferred Stock, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control.

Options and Warrants

     As of September 28, 2000, we had 2,200,000 options and warrants outstanding to purchase Common Stock. These options and warrants have exercise prices ranging from $3.00 - $11.65 per share and have terms ranging from 5 to 10 years.



                              PLAN OF DISTRIBUTION

     The sale of Shares by the Selling Security Holder may be effected from time to time in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Shares on the NASDAQ-NMS at the time of the sale or at negotiated prices. The Selling Security Holder may effect such transactions by selling to or through one or more broker-dealers at their customary commission rates, and such broker-dealers may, in certain cases, receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holder. The Selling Security Holder and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, we have agreed to indemnify certain of the Selling Security Holder with respect to the Shares of Common Stock offered hereby against certain liabilities, including certain liabilities under the Securities Act.

     To the extent required under the Securities Act, a supplemental Prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are to be sold,(d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     Each Selling Security Holder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases of any of the securities by the Selling Security Holder.

     There is no assurance that any of the Selling Security Holder will sell any of the Shares.

     We have agreed to pay certain costs and expenses incurred in connection with the registration of the Shares offered hereby, except that the Registering Stockholders shall be responsible for all of their selling commissions, transfer taxes and related charges in connection with the offer and sale of such Shares.

     We propose to keep the registration statement relating to the offering and sale by the Selling Security Holder of the Shares continuously effective until such date as such Shares may be resold without registration under the provisions of the Securities Act, under Rule 144 thereof or otherwise, but we may, at such time as it determines, file an amendment to remove any unsold Shares.


                             REPORTS TO STOCKHOLDERS

     The Company distributes annual reports to its stockholders, including consolidated financial statements examined and reported on by independent auditors, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.


                                  LEGAL MATTERS

     The legality of the offering of the Shares will be passed upon for the Company by Ruskin, Moscou, Evans & Faltischek, 170 Old Country Road, Mineola, New York, 11501.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1999 and for the years ended December 31, l998 and 1997 have been incorporated by reference herein and in the Registration Statement, in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement under the Act with the Securities and Exchange Commission (the "Commission"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The Registration Statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



                                                                    Amount
                                                                    ------
Securities and Exchange Commission
 Registration Fee...........................................       $103.13
Printing and Engraving Expenses.............................
Accounting Fees and Expenses................................
Legal Fees and Expenses.....................................
Blue Sky Fees and Expenses..................................
Transfer Agent and Registrar Fees...........................
Miscellaneous Fees and Expenses.............................
                                                                    -------
                                    Total.......................    $35,000
                                                                    =======


* Estimated for filing purposes.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The By-Laws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.


ITEM 16.  EXHIBITS

Exhibit No.                         Description
-----------                         -----------

     (a) The following exhibits are hereby incorporated by reference from the corresponding exhibits filed under the Company's Form SB-2 under Registration No. 333-45121:

3.2 By-Laws

4.1 Form of Common Stock Certificate

4.2 Form of Representative's Option

10.2 Stock Option Plan

10.3 Amended Employment Agreement dated as of December 8, 1997 between the Company and Gregory S. Frisby

10.4 Employment Agreement dated December 6, 1997 between the Company and Douglas
J. McCrosson

10.5 Shareholder Agreement dated December 10, 1997 between the Company,  Gregory
S. Frisby and Jeffry D. Frisby

10.7.1 License Agreement dated May 1, 1995 between the Company and Triangle Research and Development Corp. ("TRDC")

10.7.2 Assignment of License Agreement effective January 3, 1997 from TRDC to Delta Thermal Systems, Inc.

10.8 License Agreement effective January 1, 1998 between the Company and Outlast Technologies, Inc.

10.10 License Agreement dated January 23, 1997 between the Company and Wells Lamont Division, Marmon Holdings, Inc.

10.11 License Agreement dated February 1, 1997 between the Company and Cove Shoe Company, Inc.

10.13 License Agreement dated February 10, 1997 between the Company and Genfoot, Inc. and Genfoot America, Inc.

10.16 Arrangement dated January 21, 1998 between the Company and Minnesota Mining & Manufacturing, Inc.

10.20 Memorandum of Understanding dated December 11, 1997 between the Company and Foamex International, Inc.

10.21 Memorandum of Understanding dated January 15, 1998 between the Company and LaCrosse Footwear, Inc.

     (b) The following exhibits are hereby incorporated by reference from the corresponding exhibits filed with the Company's Form 10-QSB for the fiscal quarter ended March 31, 1998.

3.1      Amended and Restated Certificate of Incorporation

10.1     Amended MUSI Stockholder Agreement

     (c) The following exhibit is hereby incorporated by reference from the corresponding exhibits filed with the Company's Form 10-QSB for the fiscal quarter ended June 30, 1998:

10.25  Consulting  Agreement  dated April 13, 1998  between the Company and GGC,
Inc.

     (d)  The  following   exhibit  is   incorporated   by  reference  from  the
corresponding exhibits filed with the Company's Form 10-KSB for the fiscal year ended December 31, 1998:

10.7.1.1 Amendment to License Agreement between the Company and TRDC

(e) The following exhibits are hereby incorporated by reference from the exhibits filed with the Company's Form 10-KSB for the Fiscal Year ended December 31, 1999.

10.27 Loan Agreement dated February 29, 2000 by and between the Company and Bank of America, N.A.

10.28 Lease Agreement dated January 14, 2000 by and between the Company and Visible Goth, LLC


     (f) The following exhibits designated by an asterisk (*) will be filed by amendment.

3.1 Second Amended and Restated Certificate of Incorporation*

5.1 Opinion of Ruskin, Moscou, Evans & Faltischek, P.C. with respect to the legality of the securities being registered *

10.29 Purchase Agreement dated May 30, 2000 by and among the Company and MUSI, Ms. Jean S. Moore, AllFirst Company Custodian for Hogan & Hartson Partners Retirement Plan for the Benefit of Ms. Jean S. Moore, and Schoeller Textil AG*

10.1.1 Second Amended and Restated Stockholder's Agreement by and among the Company, Jeffrey D. Frisby, Gregory S. Frisby and MUSI*

10.30 Registration Rights Agreement dated May 30, 2000 by and among the Company and MUSI, Ms. Jean S. Moore, AllFirst Company Custodian for Hogan & Hartson Partners Retirement Plan for the Benefit of Ms. Jean S. Moore, and Schoeller Textil AG*

10.31 Warrant Agreement dated May 30, 2000 by and among the Company and MUSI, Ms. Jean S. Moore, AllFirst Company Custodian for Hogan & Hartson Partners Retirement Plan for the Benefit of Ms. Jean S. Moore, and Schoeller Textil AG*

10.3.1 Amendment to the Employment Agreement dated as of June 1, 2000, between the Company and Gregory S. Frisby*

23.1 Consent of Independent Auditors*

23.2 Coment of Ruskin, Moscou, Evans & Faltischek, P.C. (Contained in Exhibit 5.1) *

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         A.       (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                           (ii) For the purpose of determining any liability
under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on the 28th day of September, 2000.


                                            Frisby Technologies, Inc.

                                       By:  /s/ Gregory S. Frisby
                                            ---------------------
                                            Gregory S. Frisby
                                            Chief Executive Officer

Dated:  September 28, 2000

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.

            Signature                                     Title                                Date

/s/ Gregory S. Frisby               Chairman of the Board of Directors; CEO            September 28, 2000
---------------------------
Gregory S. Frisby

/s/ Duncan R. Russell               President; Director                                September 28, 2000
---------------------------
Duncan S. Russell

/s/ Jeffry D. Frisby                Director                                           September 28, 2000
---------------------------
Jeffry D. Frisby

                                    Director                                           September 28, 2000
---------------------------
Pietro A. Motta

                                    Director                                           September 28, 2000
---------------------------
Domenico DeSole

/s/ Robert C. Grayson               Director                                           September 28, 2000
---------------------------
Robert C. Grayson